SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: May 21, 2001


                                 XIN NET, INC.
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        FLORIDA                       0-26559                   330-751560
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(State or other jurisdiction        (Commission              (IRS Employer
         of incorporation)          File Number)             Identification No.)


#830 - 789 West Pender Street, Vancouver, B.C. Canada           VC 1H2
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(Address of principal executive offices)                      (Postal Code)


       Registrant's telephone number, including area code: (604) 632-9638
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

Item 1. CHANGES IN CONTROL OF REGISTRANT

        None.

Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

        None

Item 3. BANKRUPTCY OR RECEIVERSHIP

        None

Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        None

Item 5. OTHER EVENTS

     On May 18, 2001, the Company decided that the Company's business in China will focus on domain name registration and web-hosting services and will discontinue Internet access provisions (ISP) services as soon as practicable.

     The ISP business in China faces stiff competition, mainly from government-owned telephone companies, and accounted for a very large share of Company operating losses in the fiscal year ended December 31, 2000 and in the fiscal quarter ended March 31, 2001. The Company has implemented, and will continue to implement, cost-saving measures such as reducing office size, decreasing advertising and promotional expenses and cutting traveling and other discretionary expenses. Beginning immediately, it will focus its resources, including approximately USD 2 million in cash, toward growing more aggressively its domain name registration and web-hosting business under the Chinadns banner. The Company will also continue to provide e-commerce solutions.

Item 6. APPOINTMENT OF NEW DIRECTORS

        None

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statement

        Not applicable


(b) Not Applicable

(c) EXHIBITS

        None

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             XIN NET, INC.
                                             (Registrant)


                                             /S/ Marc Hung
                                             -----------------------------------
Dated:   May 23, 2001                          (Signature)*
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